B Y - L A W S


                                       of


                                CP&L ENERGY, INC.


                             Raleigh, North Carolina


                    (As Amended And Restated June 15, 2000)

                                TABLE OF CONTENTS

                                    ARTICLE I
                            Meetings of Shareholders

Section 1.        Place of Meetings...............................................................................1
Section 2.        Annual Meetings.................................................................................1
Section 3.        Special Meetings................................................................................1
Section 4.        Notice of Meetings..............................................................................1
Section 5.        List of Shareholders............................................................................2
Section 6.        Quorum; Proxies.................................................................................2
Section 7.        Voting of Shares................................................................................2
Section 8.        Inspectors......................................................................................2
Section 9.        Conduct of Meetings.............................................................................3
Section 10.       Business Proposed by a Shareholder..............................................................3
Section 11.       Nominations by Shareholders.....................................................................4

                                   ARTICLE II
                       Directors and Meetings of Directors

Section 12.       Number and Election of Directors................................................................5
Section 13.       Vacancies.......................................................................................6
Section 14.       Meetings........................................................................................6
Section 15.       Telephone Meetings..............................................................................6
Section 16.       Actions Without Meetings........................................................................6
Section 17.       General Powers..................................................................................7
Section 18.       Committees......................................................................................7

                                   ARTICLE III
                                     Notices

Section 19.       Notice Requirements.............................................................................8
Section 20.       Waiver of Notice................................................................................9

                                   ARTICLE IV
              Officers, Their Authority, and Their Terms of Office

Section 21.       Officers of the Corporation.....................................................................9
Section 22.       Chief Executive Officer.........................................................................9
Section 23.       Removal and Resignation of Officers............................................................10
Section 24.       Bond...........................................................................................10

                                       (i)

                                    ARTICLE V
                                  Capital Stock

Section 25.       Certificated and Uncertificated Shares.........................................................10
Section 26.       Stock Transfer Books and Transfer of Shares....................................................11
Section 27.       Holder of Record...............................................................................11
Section 28.       Record Date....................................................................................12
Section 29.       Lost, Destroyed or Mutilated Certificates......................................................12
Section 30.       Transfer Agent and Registrar; Regulations......................................................12

                                   ARTICLE VI
                                     General

Section 31.       Distributions..................................................................................13
Section 32.       Deeds, Bonds, and Contracts....................................................................13
Section 33.       Deposits.......................................................................................13
Section 34.       Interpretation.................................................................................13

                                   ARTICLE VII
                       Indemnity of Officers and Directors

Section 35.       Indemnification and Advancement of Expenses....................................................13

                                  ARTICLE VIII
                                Emergency By-Laws

Section 36.       Definitions....................................................................................15
Section 37.       Applicability..................................................................................15
Section 38.       Board of Directors.............................................................................16
Section 39.       Appointment of Officers........................................................................16
Section 40.       Amendments.....................................................................................16

                                      (ii)

                                  B Y - L A W S


                                       of


                                CP&L ENERGY, INC.


                             Raleigh, North Carolina


                    (As Amended And Restated June 15, 2000)




                                    ARTICLE I

                            Meetings of Shareholders
                            ------------------------

         Section 1. Place of Meetings.
                    -----------------

         All meetings of the shareholders of CP&L Energy, Inc. (the "Corporation"), shall be held at such place, either within or without the State of North Carolina, as may from time to time be fixed by the Board of Directors of the Corporation (the "Board").

         Section 2. Annual Meetings.
                    ---------------

         Beginning in the year 2000, the annual meeting of the shareholders of the Corporation shall be held on the second Wednesday of May in each year, if not a legal holiday, and if a legal holiday, then on the next day not a legal holiday, at ten o'clock A.M., or at such other date, or hour, and at such place as stated in the notice of the meeting as the Board of Directors may determine. The annual meeting of shareholders for 1999 shall be held on the date and time specified by the Board of Directors.

         Section 3. Special Meetings.
                    ----------------

         Special meetings of the shareholders of the Corporation may be held upon call by a majority of the Board of Directors or of the Executive Committee, or by the Chairman of the Board, or by the President of the Corporation, at such time as may be stated in the call and notice.

         Section 4. Notice of Meetings.
                    ------------------

         Written notice of the time and place of every meeting of shareholders may be given, and shall be deemed to have been duly given, by mailing the same at least ten, but not more than sixty, days prior to the meeting, to each shareholder of record entitled to vote at such meeting, and addressed to him at his address as it appears on the records of the Corporation, with postage thereon prepaid. Notice may also be given by any other lawful means.

         Section 5. List of Shareholders.
                    --------------------

         In accordance with Section 55-7-20 of the General Statutes of North Carolina, the Corporation, or an officer having charge of the record of shareholders of the Corporation, shall prepare a list of shareholders which shall be available for inspection by shareholders, or their agents or attorneys.

         Section 6. Quorum; Proxies.
                    ---------------

         Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of that voting group exists. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of the voting group on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. In the absence of a quorum at the opening of any meeting of shareholders, the meeting may be adjourned by a majority of shares voting on a motion to adjourn. Notice of adjournment other than announcement at the meeting need not be given unless a new record date is or must be set for that adjourned meeting. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

         Section 7. Voting of Shares.
                    ----------------

         (a) When a quorum is present at any meeting, the vote of the holders of a majority of the outstanding stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of any applicable statute or of the Articles of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

         (b) Unless otherwise provided by law or the Articles of Incorporation, at every meeting of the shareholders each shareholder shall be entitled to one vote in person or by proxy for each share of such stock held of record by such shareholder. Except where the transfer books of the Corporation have been closed or a date has been fixed as a record date for the determination of its shareholders entitled to vote, no share of stock shall be voted at any election for directors which has been transferred on the books of the Corporation within twenty days next preceding such election of directors.

         Section 8. Inspectors.
                    ----------

         The Board of Directors in advance of any meeting of shareholders may appoint two voting inspectors to act at any such meeting or adjournment thereof. If they fail to make such appointment, or if their appointees or any of them fail to appear at the meeting of shareholders, the chairman of the meeting may appoint such inspectors or any inspector to act at that meeting.

         Section 9. Conduct of Meetings.
                    -------------------

         Meetings of the shareholders shall be presided over by the Chairman of the Board of Directors, or, if he is not present, the President, or, if the President is not present, a Vice President, or if neither of said officers is present, by a chairman pro tem to be elected at the meeting. The Secretary of the Corporation shall act as secretary of such meetings, if present, but if not present, some person shall be appointed by the presiding officer to act during the meeting. The officer of the Corporation presiding over the meeting of shareholders shall have all the powers and authority vested in presiding officers by law or practice, without restriction, as well as the authority to conduct an orderly meeting and to impose reasonable limits on the amount of time taken up in remarks by any one shareholder.

         Section 10. Business Proposed by a Shareholder.
                     ----------------------------------

         To be properly brought before a meeting of shareholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before an annual meeting by a shareholder of the Corporation who was a shareholder of record at the time of the giving of notice provided for in Section 4 of these By-Laws and who is entitled to vote at the meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely notice of the proposal in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 60th day prior to the first anniversary of the immediately preceding year's annual meeting; provided, however, that with respect to the annual meeting to be held in 2000, a shareholder's notice must be received by the Secretary of the Corporation at the principal executive offices of the Corporation no later than December 3, 1999. In no event shall the public announcement of an adjournment or postponement of an annual meeting or the fact that an annual meeting is held after the anniversary of the preceding annual meeting commence a new time period for the giving of a shareholder notice as described above. A shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the meeting
(i) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting with respect to such business, (ii) the reasons for conducting such business at the annual meeting, (iii) the name and address of record of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made, (iv) the class and number of shares of the Corporation which are owned by the shareholder and such beneficial owner, (v) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (vi) any material interest of the shareholder and such beneficial owner in such business.

         In the event that a shareholder attempts to bring business before a meeting without complying with the procedures set forth in this Section 10, such business shall not be transacted at such meeting. The Chairman of the Board of Directors, or any other individual presiding over the meeting pursuant to
Section 9 of these By-Laws, shall have the power and duty to determine whether any proposal to bring business before the meeting was made in accordance with the procedures set forth in this Section 10, and, if any business is not proposed in compliance with this Section, to declare that such defective proposal shall be disregarded and that such proposed business shall not be transacted at such meeting.

         Section 11. Nominations by Shareholders.
                     ---------------------------

         Subject to the rights of holders of any securities or obligations of the Corporation conferring special rights regarding election of directors, nominations for the election of directors shall be made by the Board of Directors or by any shareholder entitled to vote in elections of directors; provided however, that any shareholder entitled to vote in the election of directors may nominate one or more persons for election as directors only at an annual meeting and if written notice of such shareholder's intent to make such nomination or nominations has been received, either by personal delivery or by United States registered or certified mail, postage prepaid, by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 60th day prior to the first anniversary of the immediately preceding year's annual meeting; provided, however, that with respect to the annual meeting to be held in 2000, a shareholder's notice must be received by the Secretary of the Corporation at the principal executive offices of the Corporation no later than December 3, 1999. In no event shall the public announcement of an adjournment or postponement of an annual meeting or the fact that an annual meeting is held after the anniversary of the preceding annual meeting commence a new time period for the giving of a shareholder's notice as described above. Each notice shall set forth (i) the name and address of record of the shareholder who intends to make the nomination, the beneficial owner, if any, on whose behalf the nomination is made and of the person or persons to be nominated, (ii) the class and number of shares of the Corporation that are owned by the shareholder and such beneficial owner, (iii) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a description of all arrangements, understandings or relationships between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, and (v) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors, and shall include a consent signed by each such nominee to serve as a director of the Corporation if so elected. In the event that a shareholder attempts to nominate any person without complying with the procedures set forth in this Section 11, such person shall not be nominated and shall not stand for election at such meeting. The Chairman of the Board of Directors, or any other individual presiding over the meeting pursuant to
Section 9 of these By-Laws, shall have the power and duty to determine whether a nomination proposed to be brought before the meeting was made in accordance with the procedures set forth in this

Section 11 and, if any proposed nomination is not in compliance with this
Section 11, to declare that such defective proposal shall be disregarded.


                                   ARTICLE II
                                   ----------

                       Directors and Meetings of Directors
                       -----------------------------------

         Section 12. Number and Election of Directors.
                     --------------------------------

         (a) The number of directors of the Corporation shall not be less than eleven (11) nor more than fifteen (15). The authorized number of directors, within the limits above specified, shall be determined by the affirmative vote of a majority of the whole board given at any regular or special meeting of the Board of Directors, provided that, the number of directors shall not be reduced to a number less than the number of directors then in office unless such reduction shall become effective only at and after the next ensuing meeting of the shareholders for the election of directors.

         (b) The directors shall appoint from among their number a Chairman, who shall serve at the pleasure of the Board. Members of the Board of Directors of the Corporation who are full-time employees of the Corporation shall retire from the Board upon their retirement from employment or upon attaining the age of 65 years, whichever occurs first; provided, however, that the Chairman of the Board, if then a full-time employee of the Corporation, shall be eligible to continue as a member of the Board until the first Annual Meeting of Shareholders occurring at least one year after retirement from employment or after attaining the age of 65 years, whichever occurs first, if so requested to remain by the Board. Those persons who are not employed full-time by the Corporation shall not be eligible for election as a Director in any calendar year (or subsequent year) in which he or she has reached or will reach the age of 71 years, unless requested by the Chairman of the Board and approved on an annual basis by the full Board. Otherwise, any Director who reaches the age of 71 during a term of office shall resign as of the first day of the month so following unless otherwise determined by the Board.

         (c) Except for the election of the initial directors whose terms are classified pursuant to this By-Law, the election of directors shall be held at the annual meeting of shareholders. The directors, other than those who may be elected under circumstances specified in the Articles of Incorporation by the holders of any class of stock having a preference over the Common Stock as to dividends or in liquidation, shall be classified into three classes, Class I, Class II and Class III, as nearly equal in number as possible. The directors of Class I shall originally be elected for a term expiring at the annual meeting of shareholders of the Corporation to be held in 2002; the directors of Class II shall originally be elected for a term expiring at the annual meeting of shareholders of the Corporation to be held in 2000; and the directors of Class III shall originally be elected for a term expiring at the annual meeting of shareholders of the Corporation to be held in 2001. The directors of each class shall hold office until their respective successors are elected and qualified, or until their earlier resignation or removal. At each annual meeting of shareholders of the Corporation beginning in 2000, the successors to the class of directors whose term expires at such meeting shall be identified as being of the same class of directors they succeed and shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. When the number of directors is changed, any newly-created directorships or any decrease in directorships shall be so apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible; provided, however, that no decrease in the number of directors shall shorten or terminate the term of any incumbent director.

         Section 13. Vacancies.
                     ---------

         Subject to contrary provisions in the Articles of Incorporation or elsewhere in these By-Laws, in case of any vacancy in the number of directors through death, resignation, disqualification, increase in the number of directors or other cause, the remaining directors present at the meeting, by affirmative vote of a majority thereof, though less than a quorum, may elect a successor to hold office until the next shareholders' meeting at which directors are elected and until the election of his successor.

         Section 14. Meetings.
                     --------

         Regular meetings of the Board of Directors shall be held at times fixed by resolution of the Board, and special meetings may be held upon the written call of the Executive Committee, or by the Chairman of the Board, or by the President or by any two directors; and the Secretary or officer performing his duties shall give reasonable notice of all meetings of directors; provided, that a meeting may be held without notice immediately after the annual election, and notice need not be given of regular meetings held at times fixed by resolution of the Board. Meetings may be held at any time without notice if all the directors are present, or if those not present waive notice either before or after the meeting. All regular and special meetings shall be held at the principal offices of the Corporation, provided that the Board, from time to time, may order that any meeting be held elsewhere within or without the State of North Carolina. A majority of the whole Board of Directors shall constitute a quorum, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater proportion is required by the Articles of Incorporation.

         Section 15. Telephone Meetings.
                     ------------------

         Members of the Board or any committee may participate in a meeting of the Board or such committee by means of a conference telephone or other means of communications whereby all directors participating may simultaneously hear each other during the meeting, and participation by such means shall constitute presence in person at such meeting.

         Section 16. Actions Without Meetings.
                     ------------------------

         Any action that may be taken at a meeting of the Board or of a committee may be taken without a meeting if a consent in writing, setting forth the action, shall be signed, either before or after such action, by all of the directors or all of the members of the committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote.

         Section 17. General Powers.
                     --------------

         The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things which are not by law or by the Articles of Incorporation directed or required to be exercised or done by the shareholders; provided, however, that the officers of the Corporation shall, without prior action of the Board of Directors, perform all acts and things incidental to the usual and ordinary course of the business in which the Corporation is engaged as hereinafter provided by the By-Laws or as may hereafter be delegated by the Board of Directors.

         Section 18. Committees.
                     ----------

         (a) A majority of the Board of Directors may create one or more committees and appoint other members of the Board of Directors to serve on such Committees. Each such committee shall have two or more members, who serve at the pleasure of the Board of Directors. Any such committee may exercise authority over any matters except those matters described in Section 55-8-25(e) of the General Statutes of North Carolina. Each committee may make rules for the conduct of its business. A majority of the members of such committee shall constitute a quorum.

         (b) A majority of the whole Board of Directors, present at any meeting held after their election in each year, may appoint an Executive Committee, to consist of three or more directors, which Committee shall have and may exercise, during the intervals between meetings of the Board, by a majority vote of those present at a meeting, all the powers vested in the Board, except the following matters as more fully described in Section 55-8-25(e) of the General Statutes of North Carolina:

         - Authorize distributions;

         - Approve or propose to shareholders action that is by law required to be approved by the shareholders;

         - Fill vacancies on the Board of Directors or on any of its Committees;

         - Amend the Corporation's Articles of Incorporation pursuant to N.C.G.S. ss.55-10-02;

         - Adopt, amend or repeal the Corporation's By-Laws;

         - Approve a plan of merger not requiring shareholder approval;

         - Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

         - Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

         (c) A majority of the whole Board of Directors present at any meeting shall have the power at any time to change the membership of such committee and to fill vacancies in it. The Chairman of the Executive Committee shall be appointed by the Board of Directors from the membership of the Executive Committee.

                                   ARTICLE III
                                   -----------

                                     Notices
                                     -------

         Section 19. Notice Requirements.
                     -------------------

         (a) Notice may be communicated: in person; by telephone, telegraph, teletype, or other form of wire or wireless communication, by facsimile transmission; or by mail or private carrier. If these forms of personal notice are impracticable as to one or more persons, notice may be communicated to such persons by publishing notice in a newspaper in the county wherein the Corporation has its principal place of business in North Carolina, or if it has no principal place of business in North Carolina, the county wherein it has its registered office in North Carolina; or by radio, television, or other form of public broadcast communication.

         (b) Written notice is effective at the earliest of the following:

                  (i)      When received;

                  (ii) Five days after its deposit in the United States mail, as evidenced by the postmark or based on the affidavit of the person depositing the notice, if mailed with postage thereon prepaid and correctly addressed;

                  (iii) On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, signed by or on behalf of the addressee. Anyone accepting the mail at the stated address and signing the receipt shall be conclusively presumed to have acted on behalf of the addressee.

         (c) Oral notice is effective when actually communicated to the person to whom given.

         (d) If these By-Laws prescribe notice requirements for particular circumstances, those requirements govern.

         (e) No notice need be given any shareholder or director whose address is outside of the United States and each shareholder located outside of the United States must provide to the Corporation a mailing address in the United States to which notices from the Corporation may be addressed. The Corporation shall not be obligated to recognize any such address (or change of address) received less than thirty days before the date on which the Corporation's notice is sent. Any notice given by telegram or cable shall be deemed to be given when delivered to and accepted for transmittal by an office of the transmitting corporation.

         Section 20. Waiver of Notice.
                     ----------------

         Whenever any notice is required to be given under the provisions of applicable statutes or of the Articles of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice in apt time.


                                   ARTICLE IV

              Officers, Their Authority, and Their Terms of Office
              ----------------------------------------------------

         Section 21. Officers of the Corporation.
                     ---------------------------

         The Board of Directors shall annually at its first meeting held after the annual meeting of shareholders, or as soon thereafter as may be practical, elect the officers of the Corporation, who shall consist of a President, one or more Senior Executive Vice Presidents and Executive Vice Presidents, two or more Senior Vice Presidents, three or more Vice Presidents, a Secretary, a Treasurer, a Controller and such other officers or assistant officers and agents as may be appointed by the Board of Directors. At other times, the Board of Directors or any Committee to which it delegates the authority to do so may elect officers to fill any new office or a vacancy in any office occurring by virtue of the incumbent's death, resignation, removal or otherwise at any duly convened meeting of the Board or of the Committee. The officer shall serve for the period specified or until a successor is chosen. From time to time the Board of Directors may also elect a Vice Chairman who shall have such duties as described herein and as may from time to time be directed. Any two offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required. The Vice Chairman, if any, of the Board of Directors shall be chosen from among the Directors, but the other officers need not be directors of the Corporation.

         Section 22. Chief Executive Officer.
                     -----------------------

         (a) The Board of Directors shall appoint the Chief Executive Officer, who shall be either the Chairman, the Vice Chairman or the President of the Corporation. In the event the Chief Executive Officer is unavailable at the time for needed action, or in other circumstances as directed by the Chief Executive Officer, then the Chairman, the Vice Chairman, if any, or the President if there is no Vice Chairman, who is not then serving as Chief Executive Officer, shall be the next officer in line of authority to perform the duties of Chief Executive Officer. If the Chairman, the Vice Chairman and the President should be unavailable at the time for needed action, or in other circumstances as directed by the Chief Executive Officer, then the next officer in line of authority to perform the duties of the Chief Executive Officer shall be a Senior Executive Vice President or Executive Vice President as designated by the Chief Executive Officer.

         (b) Unless otherwise provided by the Board of Directors, the Corporation's Chief Executive Officer is vested with full power, authority, and the duty, to perform in person, and by delegation of authority to subordinate officers and employees of the Corporation, all acts and things deemed by him to be reasonably necessary or desirable to direct, handle, and manage, and in general carry on the Corporation's business transactions authorized by its Articles of Incorporation, in respect to all matters except those which by law must be performed by the directors.

         Section 23. Removal and Resignation of Officers.
                     -----------------------------------

         Any officer may be reassigned duties by appropriate members of senior management at any time. Any officer may be removed from office at any time by the Board of Directors, or by any Committee to which it delegates the authority to remove officers from office, without prejudice to the rights of the officer removed under an employment agreement in writing previously duly authorized by the Board of Directors or the Executive Committee of the Board of Directors. Any officer may resign at any time by giving written notice to the Board of Directors, the President or any other officer of the Corporation. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 24. Bond.
                     ----

         The Board of Directors or the Chief Executive Officer of the Corporation may require the Treasurer and any other officer, employee or agent of the Corporation to give bond, in such sum and with such surety or sureties as either shall determine, for the faithful discharge of their duties.


                                    ARTICLE V
                                    ---------

                                  Capital Stock
                                  -------------

         Section 25. Certificated and Uncertificated Shares.
                     --------------------------------------

         (a) The Board of Directors may authorize the issuance of some or all of the shares of the Corporation's classes or series of capital stock without issuing certificates to represent such shares. If shares are represented by certificates, the certificates shall be in such form as required by law and as determined by the Board of Directors. Certificates shall be signed by the Chairman of the Board or the President and by the Secretary or Treasurer. The signatures of any such officers upon a certificate may be facsimiles or may be engraved or printed or omitted if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile or other signature has been placed upon a certificate ceases to hold the office before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if he held the office on the date of issuance.

         (b) All certificates for shares shall be consecutively numbered (within class or series designations, if desired) or otherwise identified and entered into the stock transfer records of the Corporation. When shares are represented by certificates, the Corporation shall issue and deliver to each shareholder to whom such shares have been issued or transferred certificates representing the shares owned of record by him. Upon a transfer of certificated shares, a new certificate shall be issued only upon surrender of a certificate representing such shares for cancellation, subject to the provisions for issuance of a new certificate set forth in Section 26 of these By-Laws. When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by law to be on certificates.

         (c) If uncertificated shares are issued, the Corporation shall send each holder of such shares a written statement containing the information required by law.

         (d) Transfer agents or registrars, or both, for one or more classes of the stock of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing shares of such class or classes.

         Section 26. Stock Transfer Books and Transfer of Shares.
                     -------------------------------------------

         The Corporation or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each shareholder of record, together with such shareholder's address and the number and class or series of shares held by such shareholder. Shares of stock of the Corporation shall be transferable on the stock books of the Corporation by the holder in person or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or the transfer agent, but, except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and canceled. Transfer of shares of the Corporation represented by certificates shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the holder of record thereof or by such holder's duly authorized agent, transferee or legal representative, who shall furnish proper evidence of authority to transfer with the Secretary of the Corporation or its designated transfer agent or other agent. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued. Except as otherwise provided by law, no transfer of shares shall be valid as against the Corporation, its shareholders or creditors, for any purpose, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

         Section 27. Holder of Record.
                     ----------------

         Except as otherwise required by the NCBCA, the Corporation may treat the person in whose name shares of stock of the Corporation (whether or not represented by a certificate) stand of record on its books or the books of any transfer agent or other agent designated by the Board of Directors as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and otherwise to exercise the rights, powers and privileges of ownership of such shares. The Corporation may assume that the holder of record had full competency, capacity and authority to exercise all rights of ownership, irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon the records of the Corporation or upon the share certificate.

         Section 28. Record Date.
                     -----------

         For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         Section 29. Lost, Destroyed or Mutilated Certificates.
                     -----------------------------------------

         In case of loss, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct, provided that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do. The Board of Directors may delegate to the Corporation's Transfer Agent and Registrar authority to issue and register, respectively, from time to time without further action or approval of the Board of Directors, new certificates of stock to replace certificates reported lost, stolen or destroyed upon receipt of an affidavit of loss and bond of indemnity in form and amount and with corporate surety satisfactory to them in each instance protecting the Corporation and them against loss. Such legal evidence of such loss or theft or destruction shall be furnished to the Board of Directors as may be required by them.

         Section 30. Transfer Agent and Registrar; Regulations.
                     -----------------------------------------

         The Corporation may, if and whenever the Board of Directors so determines, maintain in the State of North Carolina or any other state of the United States, one or more transfer offices or agencies and also one or more registry offices which offices and agencies may establish rules and regulations for the issue, transfer and registration of certificates. No certificates for shares of stock of the Corporation in respect of which a transfer agent and registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares represented by certificates and shares without certificates.

                                   ARTICLE VI

                                     General
                                     -------

         Section 31. Distributions.
                     -------------

         Subject to the provisions of the applicable statutes and the Articles of Incorporation of the Corporation, dividends, either cash or stock, upon the capital stock of the Corporation may be declared by the Board of Directors at any meeting thereof.

         Section 32. Deeds, Bonds, and Contracts.
                     ---------------------------

         Deeds, bonds, notes, mortgages and contracts of the Corporation may be executed on behalf of the Corporation by the President, a Senior Executive Vice President, an Executive Vice President, or a Vice President, or any one of such other persons as shall from time to time be authorized by the Board of Directors, and when necessary or appropriate may be attested or countersigned by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer. The corporate seal of the Corporation may be affixed to deeds, bonds, notes, mortgages, contracts or stock certificates by an appropriate officer of the Corporation by impression thereon, or, by order of an appropriate officer of the Corporation, a facsimile of said seal may be affixed thereto by engraving, printing, lithograph or other method.

         Section 33. Deposits.
                     --------

         The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust Corporation or trust companies as the Treasurer, with approval of the Chief Executive Officer, shall from time to time select, and shall be drawn out only by checks or other orders signed by persons designated by resolution by the Board of Directors.

         Section 34. Interpretation.
                     --------------

         As and when used in any of the foregoing By-Laws the words "stockholder" and "stockholders" shall be deemed and held to be synonymous with the words "shareholder" and "shareholders," and the word "stock" shall be deemed and held to be synonymous with the words "share" or "shares," respectively, as used in Chapter 55 of the General Statutes of North Carolina.


                                   ARTICLE VII

                       Indemnity of Officers and Directors
                       -----------------------------------

         Section 35. Indemnification and Advancement of Expenses.
                     -------------------------------------------

         (a) The Corporation shall reimburse or indemnify any past, present or future officer or director of the Corporation for and against such liabilities and expenses as are authorized by Sections 55-8-54, 55-8-55, 55-8-56 and 55-8-57 of the General Statutes of North Carolina.

Persons serving as officers or directors of the Corporation or serving in any such capacity at the request of the Corporation in any other Corporation, partnership, joint venture, trust or other enterprise shall be provided reimbursement and indemnification by the Corporation to the maximum extent allowed hereunder or under applicable law, including without limitation Sections 55-8-54, 55-8-55, 55-8-56 and 55-8-57 of the General Statutes of North Carolina.

         (b) In addition to the reimbursement and indemnification provisions set forth above, any person who at any time serves or has served (1) as an officer or director of the Corporation, or (2) at the request of the Corporation as an officer or director (or in any position of similar authority, by whatever title known) of any other Corporation, partnership, joint venture, trust or other enterprise or (3) as an individual trustee or administrator under any employee benefit plan, shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against (i) all reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with any pending, threatened or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by the Corporation or on behalf of the Corporation in a derivative action, seeking to hold him liable by reason of or arising out of his status as such or his activities in any of the foregoing capacities, and (ii) payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding; provided, however, that the Corporation shall not indemnify any person against liability or litigation expense he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the Corporation.

         (c) No past, present or future director or officer of the Corporation (or his heirs, executors, and administrators) shall be liable for any act, omission, step or conduct taken or had in good faith that (whether by condition or otherwise) is required, authorized or approved by any order or orders issued pursuant to: the Public Utility Holding Company Act of 1935; the Federal Power Act; or any state statute regulating the Corporation or its subsidiaries by reason of their being public utility companies or subsidiaries of public utility holding companies; or any amendments to the foregoing laws. If this provision is found by a court not to constitute a valid defense to any claim against such director or officer, each director and officer (and his heirs, executors and administrators) shall be reimbursed for, or indemnified against, all expenses and liabilities received by him in connection with, or arising from, any such action, suit or proceeding based on any act, omission, step or conduct described above. Such expenses and liabilities include, but are not limited to, judgments, court costs and attorneys' fees. The foregoing rights shall not be exclusive of other rights to which any director or officer may otherwise be entitled and shall be available whether or not the director or officer continues to be a director or officer at the time of incurring such expenses and liabilities.

         (d) The Board of Directors shall take all actions as may be necessary or appropriate to authorize the Corporation to pay all amounts required under this Section 35 of the By-Laws including, without limitation and to the extent deemed to be appropriate, necessary, or required by law (1) making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due such individual, or (2) making advances of costs and expenses, or (3) giving notice to, or obtaining approval by, the shareholders of the Corporation.

         (e) Any person who serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or have done so in reliance upon, and as consideration for, the rights of reimbursement and indemnification provided for herein. Such rights of reimbursement and indemnification shall inure to the benefit of the legal representatives of such individuals, shall include amounts paid in settlement and shall not be exclusive of any other rights to which such individuals shall be entitled apart from the provisions of this Section. No amendment to or repeal of any provision of this Section 35 shall impair any right of a director or officer based on service in such capacity up to the effective time of such amendment or repeal.

         (f) The Corporation may, in its sole discretion, wholly or partially indemnify and advance expenses to any employee or agent of the Corporation to the same extent as provided herein for officers and directors.

         (g) The provisions of this Section shall not limit the power of the Corporation to agree to indemnify its directors, officers, employees or agents, by contract or resolution to the fullest extent allowed by applicable law.


                                  ARTICLE VIII

                                Emergency By-Laws
                                -----------------

         Section 36. Definitions.
                     -----------

         As used in these Emergency By-Laws.

         (a) the term "period of emergency" shall mean any period during which a quorum of the Board cannot readily be assembled because of some catastrophic event.

         (b) the term "incapacitated" shall mean that the individual to whom such term is applied shall not have been determined to be dead but shall be missing or unable to discharge the responsibilities of his office; and

         (c) the term "senior officer" shall mean the Chairman of the Board, the Chief Executive Officer, the President, any Senior Executive Vice President, Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller and the Secretary, and any other person who may have been so designated by the Board before the emergency.

         Section 37. Applicability.
                     -------------

         These Emergency By-Laws, as from time to time amended, shall be operative only during any period of emergency. To the extent not inconsistent with these Emergency By-Laws, all provisions of the regular By-Laws of the Corporation shall remain in effect during any period of emergency.

         No officer, director or employee shall be liable for actions taken in good faith in accordance with these Emergency By-Laws.

         Section 38. Board of Directors.
                     ------------------

         (a) A meeting of the Board may be called by any director or senior officer of the Corporation. Notice of any meeting of the Board need be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving notice.

         (b) At any meeting of the Board, three directors in attendance shall constitute a quorum. Any act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board. If less than three directors should be present at a meeting of the Board, any senior officer of the Corporation in attendance at such meeting shall serve as a director for such meeting, selected in order of rank and within the same rank in order of seniority.

         (c) In addition to the Board's powers under the regular By-Laws of the Corporation to fill vacancies on the Board, the Board may elect any individual as a director to replace any director who may be incapacitated and to serve until the latter ceases to be incapacitated or until the termination of the period of emergency, whichever first occurs. In considering officers of the Corporation for election to the Board, the rank and seniority of individual officers shall not be pertinent.

         (d) The Board, during as well as before any such emergency, may change the principal office or designate several alternative offices or authorize the officers to do so.

         Section 39. Appointment of Officers.
                     -----------------------

         In addition to the Board's powers under the regular By-Laws of the Corporation with respect to the election of officers, the Board may elect any individual as an officer to replace any officer who may be incapacitated and to serve until the latter ceases to be incapacitated.

         Section 40. Amendments.
                     ----------

         These Emergency By-Laws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of the second paragraph of
Section 37 with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency By-Laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.